EXHIBIT 23.1 ----------- OPINION OF COUNSEL
                 [LETTERHEAD OF ROSENFELD, GOLDMAN & WARE, INC.]
                                ATTORNEYS AT LAW

MARCH  29,  2001



Call-Solutions,  Inc.
Board  of  Directors
555  Whitehall  St
Atlanta,  GA  30303

Re: Opinion concerning the legality of the securities to be issued pursuant to the Registration Statement on Form S-8 to be filed by Call-Solutions, Inc., a California corporation


Dear  Board  of  Directors:  As  counsel  for Call-Solutions, Inc., a California corporation (the "Registrant" or the "Company"), and in connection with the issuance of 22,758,007 shares of the Company's common stock, $0.001 par value
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per share (the "Securities") for consulting services provided by the consultants
I have been asked to render an opinion as to the legality of these Securities, which are to be covered by a Registration Statement to be filed by the Company
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on Form S-8 of the Securities and Exchange Commission (the "Commission"), and as
to which this opinion is to be filed as an exhibit. As you are aware, no services to be performed and billed to the Company which are in any way related
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to  a  "capital  raising"  transaction may be paid by the issuance of Securities which are Registered on Form S-8. Further, as set forth in SEC Release No. 33-7646, while the Company may contract for consulting services with an entity
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that  is not a natural person, the securities to be registered on Form S-8, must be issued to the a natural person or persons working for the consulting entity who provided bona fide services to the Company. In this regard it is my understanding that said shares will be issued to Bishop McKinney, Malcomn Pryor, Herman Weeks, Tribe Communications, Integrity Capital, HKN Investments, Thomas Ware, Marcus Sanders, Steve Wright, and John Ballard, Stephen Solomon, . In connection with rendering my opinion, which is set forth below, I have reviewed and examined originals or copies of the following documents, to wit:
1.     Articles  of  Incorporation  and all restatements and amendments thereto;
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2.      By-laws  and  all  restatements  and  amendments  thereto;
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3.     Registration  Statement  on  Form  10-SB,  and  all  amendments  thereto;
4.     Quarterly  Reports  on  Form  10-QSB  for the quarter ended September 31,
2000,  as  amended  and  March  31,  2000;
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5.     The  Annual  Report on Form 10-KSB for the fiscal year ended December 31,
2001;  as  amended,  and  all  quarterly and period reports filed by the Company
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thereafter  to  date;


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Opinion  of  Counsel  Page  2


 I have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as I have deemed reasonable,
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necessary or prudent under the circumstances. Also, in rendering this opinion, I have reviewed SEC Release No. 33-7646 pertaining to the Final Rule of the Securities and Exchange Commission adopting amendments to Form S-8. Further, as counsel for the Company, I have discussed the items relied upon in rendering
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this  opinion  and  the documents I have examined with one or more directors and executive  officers  of  the  Company,  and in all instances, I have assumed the
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genuineness  of  all  signatures,  the  legal  capacity  of natural persons, the authenticity of all documents submitted to me as originals, the conformity with the original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. I have further assumed that the recipients of these Securities to be issued and registered will be natural persons and have provided bona fide services to the
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Company,  and  that none of the services performed by the recipients shall be or
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were  be  related  in  any way to "capital raising transactions." Based upon the foregoing and in reliance thereon, it is my opinion that the Securities to be issued for bona fide consulting services, will, upon their issuance and delivery to the recipients thereof, who are natural persons, be deemed duly and validly authorized, legally issued and fully paid and non-assessable. This opinion is expressly limited in scope to the Securities described herein and which are to be expressly covered by the above referenced Registration Statement and does not cover any subsequent issuances of any securities to be made in the future pursuant to any other party or under any other plans, if any, pertaining to services performed in the future. Any such transactions are required to be included in a new Registration Statement or a post-effective amendment to the above referenced Registration Statement, which will be required to include a revised or a new opinion concerning the legality of the Securities to be issued. Further, this opinion is limited to the corporate laws of the State of California and the securities laws, rules and regulations of the United States, and I express no opinion with respect to the laws of any other jurisdiction.


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This  opinion  is  based  upon  my knowledge of the law and facts as of the date hereof, and I assume no duty to communicate with you with respect to any matter which may hereafter come to my attention. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any amendment thereto; however, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent Sincerely,


/S/  Rosenfeld,  Goldman  &  Ware,  Inc.
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Rosenfeld,  Goldman  &  Ware,  Inc


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